EXHIBIT 5.1
June 15, 2009
Stone Energy Corporation
625 E. Kaliste Saloom Road
Lafayette, LA 70508
Ladies and Gentlemen:
     We have acted as counsel for Stone Energy Corporation, a Delaware corporation (the “Company”), in connection with (i) the issuance and sale (the “Offering”) by the Company of 7,000,000 shares (the “Firm Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and 1,050,000 shares (the “Option Securities,” and together with the Firm Securities, the “Securities”) of Common Stock solely to cover over-allotments, each of which are being sold pursuant to the Underwriting Agreement, dated as of June 10, 2009 (the “Underwriting Agreement”), among the Company and Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for themselves and as representatives of the several Underwriters named in Schedule 1 attached thereto (the “Underwriters”); (ii) the filing of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-158998) as filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), on May 5, 2009, and as amended pursuant to Amendment No.1 to the Company’s Registration Statement relating to the Securities on Form S-3 as filed with the SEC under the Act on May 15, 2009, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness (the “Registration Statement”); (iii) the filing with the SEC of the Company’s preliminary prospectus supplement, dated June 9, 2009, and the base prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, in the form filed with the SEC on June 9, 2009 pursuant to Rule 424(b)(5) under the Securities Act and accepted by the SEC with a filing date of June 10, 2009 (the “Preliminary Prospectus”); and (iv) the filing with the SEC of the Company’s final prospectus supplement, dated June 10, 2009, and the base prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, in the form filed with the SEC on June 10, 2009 pursuant to Rule 424(b)(2) under the Securities Act and accepted by the SEC with a filing date of June 11, 2009 (the “Prospectus”).
     In connection with rendering the opinion hereinafter set forth, we have examined (i) the Underwriting Agreement; (ii) the Registration Statement; (iii) the Preliminary Prospectus; (iv) the Prospectus; (v) the Certificate of Incorporation of the Company, as amended, and the Amended and Restated Bylaws of the Company; (vi) resolutions of the Board of Directors of the Company, and committees thereof, relating to the Offering; and (vii) such other documents and records as we have deemed necessary or advisable for purposes of the opinions expressed below, including the other documents delivered on the date hereof in connection with the closing of the Offering pursuant to the Underwriting Agreement.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Shanghai Tokyo Washington	666 Fifth Avenue, 26th Floor, New York, NY 10103-0040 Tel 212.237.0000 Fax 212.237.0100 www.velaw.com

June 15, 2009 Page 2
     In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; and (iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Underwriters and constitutes a legal, valid and binding obligation of the Underwriters, and that the Underwriters have the requisite organizational and legal power and authority to perform their obligations under the Underwriting Agreement.
     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Securities to be issued and sold by the Company to the Underwriters pursuant to the Underwriting Agreement have been duly authorized and, upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.
     The foregoing opinions are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
     We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K of the Company dated on or about the date hereof, and to the use of our name in the Preliminary Prospectus and the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.
VINSON & ELKINS L.L.P.